Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

American Airlines Group Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-192719 and 333-192660) on Form S-8 and No. 333-194685 on Form S-3 of American Airlines Group Inc. of our reports dated February 22, 2017, with respect to the consolidated balance sheets of American Airlines Group Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, cash flows, and stockholders’ equity (deficit) for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of American Airlines Group Inc.

/s/ KPMG LLP

Dallas, Texas

February 22, 2017

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

American Airlines, Inc.:

We consent to the incorporation by reference in the registration statement No. 333-194685 on Form S-3 of American Airlines, Inc. of our reports dated February 22, 2017, with respect to the consolidated balance sheets of American Airlines, Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, cash flows, and stockholder’s equity (deficit) for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of American Airlines, Inc.

/s/ KPMG LLP

Dallas, Texas

February 22, 2017